Exhibit 3.1.4
                              ARTICLES OF AMENDMENT
                                       OF
                              MIDISOFT CORPORATION

Pursuant  to  the  provisions  of RCW  23B.10.060  of  the  Washington  Business
Corporation Act, the following Articles of Amendment to the Articles of Incorporation are herewith submitted to the Secretary of State for filing.


         ARTICLE 1. The name of record of the corporation is:

                                    MIDISOFT CORPORATION

         ARTICLE 2. The amendment to the Articles of Incorporation as adopted is as follows:

         RESOLVED; Article IV of the Articles of Incorporation is amended to increase the number of authorized shares of Common Stock of the Company to 25,000,000.

         ARTICLE 3. The date of the adoption of the amendment was October 30, 1998.

         ARTICLE 4. The amendment was adopted by the shareholders.


         ARTICLE 5. The number of shares of the corporation outstanding at the time of such adoption was 6,387,954 and the number of shares entitled to vote thereon was 6,387,954.


         ARTICLE 6. The designation and number of outstanding shares of each class entitled to vote as a class is as follows:

               CLASS                                NUMBER OF SHARES

               Common                                   6,387,954


         ARTICLE 7. The number of shares that voted in favor of the amendment was 5,196,091 ; and the number of shares that voted against the amendment was 410,788.


         ARTICLE 8. The amendment was approved by the shareholders in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.

I certify that I am an officer of the above-named corporation and am authorized to execute these Articles on behalf of the corporation.


Dated:     November 2, 1998                     /S/ MARSHA MURRY
                                                --------------------------------
                                                Marsha Murry
                                                Secretary of the Corporation